Viatris Reports Strong Third Quarter 2022 Results
•Reaffirms 2022 Guidance Ranges [1] Across Total Revenues, Adjusted EBITDA and Free Cash Flow; Driven by Solid Operating Momentum Despite Foreign Exchange Headwinds and Absorbing Inflation Impact to Date
•Reports Total Revenues of $4.08 billion; U.S. GAAP Net Earnings of $354 million; Adjusted EBITDA of $1.50 billion; U.S. GAAP Net Cash Provided by Operating Activities of $869 million; and Free Cash Flow of $765 million
•Strong Year-to-Date Cash Flow; Approximately $2.81 billion of U.S. GAAP Net Cash Provided by Operating Activities and Approximately $2.56 billion in Free Cash Flow
•Meets Annual Target of Paying Down Approximately $2.1 billion of Debt Year to Date, One Quarter Ahead of Schedule
•Board of Directors Declares Quarterly Dividend of $0.12 Per Share

[1] Viatris is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or a quantitative reconciliation of its 2022 adjusted EBITDA guidance. U.S. GAAP net cash provided by operating activities for 2022 is estimated to be between $3.1 billion and $3.3 billion. Please see "2022 Financial Guidance" and "Non-GAAP Financial Measures" for additional information.

PITTSBURGH – November 7, 2022 – Viatris Inc. (NASDAQ: VTRS) today reported strong results for the third quarter of 2022 and reaffirmed its 2022 financial guidance. The Company also announced that its Board of Directors declared a quarterly dividend of twelve cents ($0.12) for each issued and outstanding share of the Company's common stock. The dividend is payable on December 16, 2022, to shareholders of record at the close of business on November 23, 2022.

Viatris CEO Michael Goettler said: “We are very pleased with our seven quarters of strong financial performance, which allow us to continue to deliver on our Phase 1 financial commitments and lay a solid foundation for our return to growth in Phase 2.”

Viatris President Rajiv Malik said: “In addition to the strong quarterly performance, we continue to progress our pipeline of complex and novel products. I am most proud of a major milestone we achieved during the quarter, along with our partner Mapi Pharma, in announcing our positive top-line results from our Glatiramer Acetate Depot Phase III clinical trial.”

Viatris CFO Sanjeev Narula said: “We are extremely pleased with our momentum and how the business is performing after another strong quarter of operational results and free cash flow generation. For the third quarter we generated more than $765 million in free cash flow, and more than $2.5 billion year to date. We have paid down approximately $2.1 billion of debt year-to-date and have delivered on our 2022 debt paydown target one quarter ahead of schedule. This supports our commitment to maintaining our investment grade rating.”

Financial Summary

	Three Months Ended
	September 30,
(Unaudited; in millions, except per share amounts and %s)	2022	2021	Reported Change	Operational Change(1)
Total Net Sales	$4,067.4	$4,520.5	(10)%	(1)%
Developed Markets	2,431.5	2,655.9	(8)%	—%
Emerging Markets	678.9	792.5	(14)%	(4)%
JANZ	383.0	505.3	(24)%	(12)%
Greater China	574.0	566.8	1%	6%

Net Sales by Product Category
Brands	$2,540.3	$2,803.1	(9)%	1%
Complex Gx and Biosimilars	320.2	332.0	(4)%	2%
Generics	1,206.9	1,385.4	(13)%	(6)%

U.S. GAAP Gross Profit	$1,748.4	$1,574.1	11%
U.S. GAAP Gross Margin	42.9%	34.7%
Adjusted Gross Profit (2)	$2,469.3	$2,723.3	(9)%
Adjusted Gross Margin (2)	60.5%	60.0%

U.S. GAAP Net Earnings	$354.3	$311.5	14%
Adjusted Net Earnings (2)	$1,063.5	$1,199.1	(11)%

EBITDA (2)	$1,280.2	$1,386.5	(8)%
Adjusted EBITDA (2)	$1,497.8	$1,698.3	(12)%	(5)%

U.S. GAAP net cash provided by operating activities	$869.0	$1,085.6	(20)%
Capital expenditures	103.9	121.0	(14)%
Free cash flow (2)	$765.1	$964.6	(21)%

	Nine Months Ended
	September 30,
(Unaudited; in millions, except per share amounts and %s)	2022	2021	Reported Change	Operational Change(1)
Total Net Sales	$12,351.0	$13,482.3	(8)%	(2)%
Developed Markets	7,386.7	7,867.9	(6)%	—%
Emerging Markets	2,035.0	2,417.2	(16)%	(8)%
JANZ	1,233.9	1,488.2	(17)%	(6)%
Greater China	1,695.4	1,709.0	(1)%	1%

Net Sales by Product Category
Brands	$7,577.5	$8,229.4	(8)%	(1)%
Complex Gx and Biosimilars	1,065.8	993.7	7%	11%
Generics	3,707.7	4,259.2	(13)%	(7)%

U.S. GAAP Gross Profit	$5,222.9	$4,029.1	30%
U.S. GAAP Gross Margin	42.2%	29.7%
Adjusted Gross Profit (2)	$7,374.4	$8,040.4	(8)%
Adjusted Gross Margin (2)	59.5%	59.4%

U.S. GAAP Net Earnings (Loss)	$1,067.4	$(1,005.3)	nm
Adjusted Net Earnings (2)	$3,254.1	$3,496.1	(7)%

EBITDA (2)	$3,947.4	$3,836.4	3%
Adjusted EBITDA (2)	$4,566.2	$5,010.3	(9)%	(4)%

U.S. GAAP net cash provided by operating activities	$2,810.0	$2,493.8	13%
Capital expenditures	252.3	259.8	(3)%
Free cash flow (2)	$2,557.7	$2,234.0	14%
___________
(1)     Represents operational change for net sales and adjusted EBITDA which excludes the impacts of foreign currency translation. See “Certain Key Terms” in this release for more information.
(2)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.

Third Quarter Highlights
•Third quarter 2022 net sales totaled $4.1 billion, down 1% on an operational basis compared to Q3 2021 results but performed better than expectations, with strong performance across all segments.
•Base business brands increased 1% on an operational basis compared to Q3 2021 results, and performed better than expectations, driven by products such as Lipitor®, Brufen®, and Creon®.
•Complex generics and biosimilars performed slightly below expectations due to increased competition and customer buying patterns. Revenues from the biosimilars portfolio to be contributed to Biocon Biologics totaled approximately $185 million in the quarter.
•Generics, which include diversified product forms such as extended-release oral solids, injectables, transdermals and topicals, performed in line with expectations, including solid performance across the broader North America portfolio, including the launch of lenalidomide in the U.S.
•The Company generated approximately $144 million in new product revenues (as defined in “Certain Key Terms” below) in the third quarter (approximately $350 million for the year) primarily driven by lenalidomide, unbranded insulin glargine and interchangeable Semglee® in the U.S. and is on track to achieve approximately $525 million in new product revenues in 2022, below expectations due to timing of launches, but with better-than-expected margins.
•The Company generated $765 million of free cash flow in the third quarter ($2.56 billion for the year), primarily driven by solid U.S. GAAP net cash provided by operating activities of $869 million in the quarter ($2.81 billion for the year) and the timing of planned capital expenditures.
•Viatris paid quarterly cash dividends of twelve cents ($0.12) per share on the Company’s issued and outstanding common stock on March 16, 2022, June 16, 2022 and September 16, 2022. On November 3, 2022, the Company’s Board of Directors declared a quarterly dividend of twelve cents ($0.12) per share on the Company’s issued and outstanding common stock, which will be payable on December 16, 2022, to shareholders of record as of the close of business on November 23, 2022.
•The Company paid down approximately $614 million in debt in the third quarter (approximately $2.1 billion for the year), in line with our 2022 target. The Company remains committed to maintaining its investment grade credit rating.
2022 Financial Guidance
Viatris is reaffirming its 2022 financial guidance that was previously provided on August 8, 2022, as set forth below. The Company is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or a quantitative reconciliation of its 2022 adjusted EBITDA guidance to the most directly comparable U.S. GAAP measure, U.S. GAAP net earnings (loss), because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, such as changes to contingent consideration and certain other gains or losses, as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. U.S. GAAP net cash provided by operating activities for 2022 is estimated to be between $3.1 billion and $3.3 billion, with a midpoint of $3.2 billion. The Company expects to be at the lower end of the adjusted EBITDA guidance range due to negative foreign exchange impacts and expects to be around the mid-point of the range for free cash flow.

(In billions)	Range
Total Revenues	$16.2 - $16.7
Adjusted EBITDA (1)	$5.8 - $6.2
Free Cash Flow (1)	$2.5 - $2.9
(1)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.

Conference Call and Earnings Materials
Viatris Inc. will host a conference call and live webcast, today at 8:30 a.m. ET, to review the Company’s financial results for the third quarter ended September 30, 2022, and provide an update on its February 28 Investor Event. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 800.225.9448 or 203.518.9708 for international callers (Conference ID: VTRSQ322). The “Viatris Q3 Earnings Presentation”, which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.
Certain Key Terms
New product sales, new product launches or new product revenues refer to revenue from new products launched in 2022 and the carryover impact of new products, including business development, launched within the last twelve months.
Operational change refers to constant currency percentage change and is derived by translating amounts for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales, revenues and adjusted EBITDA to the corresponding amount in the prior year.

Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“U.S. GAAP”). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, EBITDA, adjusted EBITDA, free cash flow, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other (income) expense, net, adjusted effective tax rate, constant currency total revenues, constant currency net sales and constant currency adjusted EBITDA are presented in order to supplement investors’ and other readers’ understanding and assessment of the financial performance of Viatris Inc. (“Viatris” or the “Company”). Free cash flow refers to U.S. GAAP net cash provided by operating activities, less capital expenditures. Adjusted EBITDA margin refers to adjusted EBITDA divided by total revenues. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company’s ability to comply with financial debt covenants and assess the Company’s ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company’s underlying operational results and true business performance and, is used, in part, for management’s incentive compensation. We also report sales performance using the non-GAAP financial measures of “constant currency”, also referred to herein as “operational change”, total revenues, net sales and adjusted EBITDA. These measures provide information on the change in total revenues, net sales and adjusted EBITDA assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year’s foreign exchange rates. We routinely evaluate our net sales, total revenues and adjusted EBITDA performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities and believe that this presentation also provides useful information to investors for the same reason. The “Summary of Total Revenues by Segment” table below compares net sales on an actual and constant currency basis for each reportable segment for the quarters and nine months ended September 30, 2022 and 2021 as well as for total revenues. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of Non-GAAP financial measures refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations—Use of Non-GAAP Financial Measures section of Viatris’ Quarterly Report on Form 10-Q for the three months ended September 30, 2022.

About Viatris
Viatris Inc. (NASDAQ: VTRS) is a global healthcare company empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris’ portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines, a portfolio of biosimilars and a variety of over-the-counter consumer products. With approximately 37,000 colleagues globally, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.
Contacts
MEDIA                            INVESTORS
+1.724.514.1968                    Bill Szablewski
Communications@viatris.com                 +1.412.707.2866
InvestorRelations@viatris.com
Jennifer Mauer                        William.Szablewski@viatris.com
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

Forward-looking Statements
This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about Viatris’ 2022 financial guidance; reaffirms 2022 guidance ranges across total revenues, adjusted EBITDA and free cash flow; driven by solid operating momentum despite foreign exchange headwinds and absorbing inflation impact to date; Viatris’ Board of Directors declared a quarterly dividend of twelve cents ($0.12) for each issued and outstanding share of the company's common stock payable on December 16, 2022, to shareholders of record at the close of business on November 23, 2022; we are very pleased with our seven quarters of strong financial performance, which allow us to continue to deliver on our Phase 1 financial commitments and lay a solid foundation for our return to growth in Phase 2; in addition to the strong quarterly performance, we continue to progress our pipeline of complex and novel products; we are extremely pleased with our momentum and how the business is performing after another strong quarter of operational results and free cash flow generation; our commitment to maintaining our investment grade rating; the Company expects to be at the lower end of the adjusted EBITDA guidance range due to negative foreign exchange impacts and expects to be around the mid-point of the range for free cash flow; that the Company is on track to achieve approximately $525 million in new product revenues in 2022, below expectations due to timing of launches, but with better-than-expected margins; statements about the pending transaction between Viatris and Biocon Biologics Limited (“Biocon Biologics”) pursuant to which Viatris will contribute its biosimilars portfolio to Biocon Biologics (the “Biocon Biologics Transaction”), statements about the transaction pursuant to which Mylan N.V. (“Mylan”) combined with Pfizer Inc.’s Upjohn business (the “Upjohn Business”) in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. became the parent entity of the combined Upjohn Business and Mylan business and was renamed “Viatris Inc.”, the benefits and synergies of the Combination or our global restructuring program, the Company's strategic initiatives, including but not limited to potential divestitures and recently announced acquisitions, future opportunities for the Company and its products and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination or its global restructuring program within the expected timeframe or at all; the pending Biocon Biologics Transaction and other strategic initiatives, including potential divestitures, may not achieve their intended benefits; operational or financial difficulties or losses associated with the Company’s reliance on agreements with Pfizer in connection with the Combination, including with respect to transition services; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; the Company’s failure to achieve expected or targeted future financial and operating performance and results; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of potential tax reform in the U.S.); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the Combination; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this release or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this release other than as required by law.

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2022	2021	2022	2021
Revenues:
Net sales	$4,067.4	$4,520.5	$12,351.0	$13,482.3
Other revenues	10.8	16.1	35.7	62.4
Total revenues	4,078.2	4,536.6	12,386.7	13,544.7
Cost of sales	2,329.8	2,962.5	7,163.8	9,515.6
Gross profit	1,748.4	1,574.1	5,222.9	4,029.1
Operating expenses:
Research and development	174.9	152.1	479.8	483.9
Selling, general and administrative	1,017.3	1,055.0	2,913.7	3,446.3
Litigation settlements and other contingencies, net	(3.9)	9.4	13.2	55.3
Total operating expenses	1,188.3	1,216.5	3,406.7	3,985.5
Earnings from operations	560.1	357.6	1,816.2	43.6
Interest expense	153.2	151.9	445.3	488.0
Other (income) expense, net	(20.6)	5.8	26.6	16.1
Earnings (loss) before income taxes	427.5	199.9	1,344.3	(460.5)
Income tax provision (benefit)	73.2	(111.6)	276.9	544.8
Net earnings (loss)	354.3	311.5	$1,067.4	$(1,005.3)
Earnings (loss) per share attributable to Viatris Inc. shareholders
Basic	$0.29	$0.26	$0.88	$(0.83)
Diluted	$0.29	$0.26	$0.88	$(0.83)
Weighted average shares outstanding:
Basic	1,212.5	1,209.3	1,211.8	1,208.6
Diluted	1,218.1	1,212.6	1,216.1	1,208.6

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	September 30, 2022	December 31, 2021
ASSETS
Assets
Current assets:
Cash and cash equivalents	$646.7	$701.2
Accounts receivable, net	3,333.9	4,266.4
Inventories	3,380.4	3,977.7
Prepaid expenses and other current assets	1,700.4	1,957.6
Assets held for sale	1,426.4	—
Total current assets	10,487.8	10,902.9
Intangible assets, net	23,013.3	26,134.2
Goodwill	10,054.6	12,113.7
Other non-current assets	5,106.9	5,692.0
Total assets	$48,662.6	$54,842.8
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$763.8	$1,877.5
Liabilities held for sale	335.3	—
Other current liabilities	5,422.3	8,006.9
Long-term debt	18,724.5	19,717.1
Other non-current liabilities	4,234.4	4,748.6
Total liabilities	29,480.3	34,350.1
Shareholders' equity	19,182.3	20,492.7
Total liabilities and equity	$48,662.6	$54,842.8

Viatris Inc. and Subsidiaries
Key Product Net Sales, on a Consolidated Basis
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2022	2021	2022	2021
Select Key Global Products
Lipitor ®	$420.4	$410.0	$1,266.1	$1,272.9
Norvasc ®	189.3	198.4	600.1	635.9
Lyrica ®	156.5	175.6	483.9	555.9
Viagra ®	117.0	138.0	361.9	412.4
EpiPen® Auto-Injectors	114.4	129.5	309.7	337.3
Celebrex ®	82.2	86.0	253.4	257.3
Creon ®	76.4	81.1	226.5	231.7
Effexor ®	64.2	79.5	215.4	239.6
Zoloft ®	53.1	61.3	188.7	208.8
Xalabrands	51.0	55.8	146.7	172.0

Select Key Segment Products
Influvac ®	$159.3	$161.2	$178.3	$165.3
Yupelri ®	53.4	39.4	146.1	118.1
Amitiza ®	39.4	49.5	125.3	147.5
Dymista ®	38.6	35.0	138.0	129.9
Xanax ®	38.3	47.6	115.5	141.5
____________
(a)    The Company does not disclose net sales for any products considered competitively sensitive.
(b)    Products disclosed may change in future periods, including as a result of seasonality, competition or new product launches.
(c)    Amounts for the three and nine months ended September 30, 2022 include the unfavorable impact of foreign currency translations compared to the prior year period.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings
Below is a reconciliation of U.S. GAAP net earnings (loss) to adjusted net earnings for the three and nine months ended September 30, 2022 compared to the prior year periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
U.S. GAAP net earnings (loss)	$354.3	$311.5	$1,067.4	$(1,005.3)
Purchase accounting related amortization (primarily included in cost of sales)	626.7	919.9	1,930.5	3,344.7
Litigation settlements and other contingencies, net	(3.9)	9.4	13.2	55.3
Interest expense (primarily amortization of premiums and discounts on long term debt)	(10.0)	(13.6)	(36.8)	(40.3)
Clean energy investments pre-tax loss	—	17.6	—	52.2
Acquisition related costs (primarily included in SG&A) (a)	99.2	41.5	306.3	149.7
Restructuring related costs (b)	15.0	169.8	42.0	741.6
Share-based compensation expense	29.1	25.0	86.8	88.7
Other special items included in:
Cost of sales (c)	68.9	72.7	150.4	257.1
Research and development expense	—	3.7	0.9	12.1
Selling, general and administrative expense	19.9	9.9	44.3	39.4
Other (income) expense, net	(6.3)	(2.3)	(8.2)	(2.3)
Tax effect of the above items and other income tax related items (d)	(129.4)	(366.0)	(342.7)	(196.8)
Adjusted net earnings	$1,063.5	$1,199.1	$3,254.1	$3,496.1
____________
Significant items include the following:
(a)    Acquisition related costs consist primarily of transaction costs including legal and consulting fees and integration activities.
(b)    For the three and nine months ended September 30, 2022, charges include approximately $8.6 million and $28.4 million, respectively, in cost of sales and approximately $6.4 million and $13.6 million, respectively, in SG&A.
(c)    For the three and nine months ended September 30, 2022, charges include incremental manufacturing variances at plants in the 2020 restructuring program of approximately $42.3 million and $90.1 million, respectively.
(d)     Adjusted for changes for uncertain tax positions and for certain impacts of the Combination.

Reconciliation of U.S. GAAP Net Earnings (Loss) to EBITDA and Adjusted EBITDA

Below is a reconciliation of U.S. GAAP net earnings (loss) to EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2022 compared to the prior year periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2022	2021	2022	2021
U.S. GAAP net earnings (loss)	$354.3	$311.5	$1,067.4	$(1,005.3)
Add / (deduct) adjustments:
Net contribution attributable to equity method investments	—	17.6	—	52.2
Income tax provision (benefit)	73.2	(111.6)	276.9	544.8
Interest expense (a)	153.2	151.9	445.3	488.0
Depreciation and amortization (b)	699.5	1,017.1	2,157.8	3,756.7
EBITDA	$1,280.2	$1,386.5	$3,947.4	$3,836.4
Add / (deduct) adjustments:
Share-based compensation expense	29.1	25.0	86.8	88.7
Litigation settlements and other contingencies, net	(3.9)	9.4	13.2	55.3
Restructuring, acquisition related and other special items (c)	192.4	277.4	518.8	1,029.9
Adjusted EBITDA	$1,497.8	$1,698.3	$4,566.2	$5,010.3
____________
(a)    Includes amortization of premiums and discounts on long-term debt.
(b)    Includes purchase accounting related amortization.
(c)    See items detailed in the Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings.

Summary of Total Revenues by Segment

	Three Months Ended
	September 30,
(In millions, except %s)	2022	2021	% Change	2022 Currency Impact (1)	2022 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$2,431.5	$2,655.9	(8)%	$226.1	$2,657.6	—%
Greater China	574.0	566.8	1%	27.3	601.3	6%
JANZ	383.0	505.3	(24)%	61.8	444.9	(12)%
Emerging Markets	678.9	792.5	(14)%	80.9	759.8	(4)%
Total net sales	4,067.4	4,520.5	(10)%	396.2	4,463.6	(1)%

Other revenues (3)	10.8	16.1	(33)%	0.9	11.7	(27)%
Consolidated total revenues (4)	$4,078.2	$4,536.6	(10)%	$397.2	$4,475.3	(1)%

	Nine Months Ended
	September 30,
(In millions, except %s)	2022	2021	% Change	2022 Currency Impact (1)	2022 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$7,386.7	$7,867.9	(6)%	$496.7	$7,883.4	—%
Greater China	1,695.4	1,709.0	(1)%	24.6	1,720.0	1%
JANZ	1,233.9	1,488.2	(17)%	164.6	1,398.4	(6)%
Emerging Markets	2,035.0	2,417.2	(16)%	186.4	2,221.4	(8)%
Total net sales	$12,351.0	$13,482.3	(8)%	$872.3	$13,223.2	(2)%

Other revenues (3)	35.7	62.4	(43)%	2.2	37.9	(39)%
Consolidated total revenues (4)	$12,386.7	$13,544.7	(9)%	$874.5	$13,261.1	(2)%
____________
(1)    Currency impact is shown as unfavorable (favorable).
(2)    The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)For the three months ended September 30, 2022, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $4.8 million, $0.3 million, and $5.7 million, respectively. For the nine months ended September 30, 2022, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $15.9 million, $1.2 million, and $18.6 million, respectively.
(4)Amounts exclude intersegment revenue which eliminates on a consolidated basis.

Reconciliation of Income Statement Line Items
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP cost of sales	$2,329.8	$2,962.5	$7,163.8	$9,515.6
Deduct:
Purchase accounting related amortization	(626.7)	(919.9)	(1,930.4)	(3,344.7)
Acquisition related items	(16.3)	(4.5)	(41.1)	(8.0)
Restructuring related costs	(8.6)	(151.3)	(28.4)	(399.5)
Share-based compensation expense	(0.4)	(0.8)	(1.2)	(2.0)
Other special items	(68.9)	(72.7)	(150.4)	(257.1)
Adjusted cost of sales	$1,608.9	$1,813.3	$5,012.3	$5,504.3

Adjusted gross profit (a)	$2,469.3	$2,723.3	$7,374.4	$8,040.4

Adjusted gross margin (a)	61%	60%	60%	59%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP R&D	$174.9	$152.1	$479.8	$483.9
Add / (Deduct):
Acquisition related costs	(2.6)	(0.8)	(6.3)	(1.1)
Restructuring and related costs	—	4.7	—	(11.9)
Share-based compensation expense	(1.1)	(1.5)	(4.1)	(3.4)
Other special items (b)	—	(3.7)	(0.9)	(12.1)
Adjusted R&D	$171.2	$150.8	$468.5	$455.4

Adjusted R&D as % of total revenues	4%	3%	4%	3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP SG&A	$1,017.3	$1,055.0	$2,913.7	$3,446.3
Deduct:
Acquisition related costs	(80.4)	(36.2)	(258.9)	(140.6)
Restructuring and related costs	(6.4)	(23.1)	(13.6)	(330.1)
Purchase accounting amortization and other related items	—	—	(0.1)	—
Share-based compensation expense	(27.5)	(22.7)	(81.5)	(83.2)
Other special items and reclassifications	(19.9)	(9.9)	(44.3)	(39.4)
Adjusted SG&A	$883.1	$963.1	$2,515.3	$2,853.0

Adjusted SG&A as % of total revenues	22%	21%	20%	21%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2022	2021	2022	2021
U.S. GAAP total operating expenses	$1,188.3	$1,216.5	$3,406.7	$3,985.5
Add / (Deduct):
Litigation settlements and other contingencies, net	3.9	(9.4)	(13.2)	(55.3)
R&D adjustments	(3.7)	(1.3)	(11.3)	(28.5)
SG&A adjustments	(134.2)	(91.9)	(398.4)	(593.3)
Adjusted total operating expenses	$1,054.3	$1,113.9	$2,983.8	$3,308.4

Adjusted earnings from operations (c)	$1,415.0	$1,609.4	$4,390.6	$4,732.0

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2022	2021	2022	2021
U.S. GAAP interest expense	$153.2	$151.9	$445.3	$488.0
Add / (Deduct):
Interest expense related to clean energy investments	—	(0.1)	—	(0.4)
Accretion of contingent consideration liability	(1.8)	(2.3)	(5.6)	(7.3)
Amortization of premiums and discounts on long-term debt	12.8	17.1	45.7	51.6
Other special items	(1.1)	(1.2)	(3.3)	(3.6)
Adjusted interest expense	$163.1	$165.4	$482.1	$528.3

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2022	2021	2022	2021
U.S. GAAP other (income) expense, net	$(20.6)	$5.8	$26.6	$16.1
Add / (Deduct):
Clean energy investments pre-tax loss (d)	—	(17.6)	—	(52.2)
Other items	6.3	2.3	8.2	2.3
Adjusted other (income) expense, net	$(14.3)	$(9.5)	$34.8	$(33.8)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP earnings (loss) before income taxes	$427.5	$199.9	$1,344.3	$(460.5)
Total pre-tax non-GAAP adjustments	838.5	1,253.6	2,529.3	4,698.1
Adjusted earnings before income taxes	$1,266.0	$1,453.5	$3,873.6	$4,237.6

U.S. GAAP income tax provision (benefit)	$73.2	$(111.6)	$276.9	$544.8
Adjusted tax expense	129.4	366.0	342.7	196.8
Adjusted income tax provision	$202.6	$254.4	$619.6	$741.6

Adjusted effective tax rate	16.0%	17.5%	16.0%	17.5%

___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Beginning in 2022, upfront and milestone-related R&D expenses related to collaboration and licensing arrangements are no longer excluded from adjusted net earnings and adjusted EBITDA. This change had no impact on the three and nine months ended September 30, 2022. For all prior periods presented, these expenses and payments were excluded from adjusted net earnings and adjusted EBITDA. Prior period adjusted net earnings and adjusted EBITDA have not been recast to reflect this change in policy because the excluded amount was expense of approximately $3.7 million and income of approximately $2.1 million for the three and nine months ended September 30, 2021, respectively, and is considered immaterial.
(c)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.
(d)Adjustment represents exclusion of activity related to Viatris' clean energy investments, the activities of which qualify for income tax credits under section 45 of the U.S. Internal Revenue Code of 1986, as amended.

Reconciliation of Estimated 2022 U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
A reconciliation of the estimated 2022 U. S. GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated U. S. GAAP Net Cash provided by Operating Activities	$3,100 - $3,300

Less: Capital Expenditures	$(425) - $(575)

Free Cash Flow	$2,500 - $2,900